UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2011

CBOE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street

Chicago, Illinois 60605

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

Item 5.02                                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                       On November 1, 2011, the Board of Directors (the “Board”) of CBOE Holdings, Inc. (the “Company”) elected to terminate Edward J. Joyce’s employment as the President and Chief Operating Officer of the Company due to the condition of his health, which the Board determined to be a “disability” under the terms of his employment agreement with the Company, which was filed as Exhibit 10.17 to Amendment No. 5 to the Company’s Registration Statement on Form S-4 (the “Employment Agreement”).  In connection with this termination, Mr. Joyce will receive the benefits and payments that become payable in connection with a termination of his employment related to a disability under the Employment Agreement.

(c)                        Also on November 1, 2011, the Board appointed Edward T. Tilly to serve as the Company’s President and Chief Operating Officer.  Mr. Tilly, 48, has served as the Company’s Executive Vice Chairman since 2006 and served as the Member Vice Chairman from 2004 through 2006.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated November 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.
(Registrant)

By:	/s/ Alan J. Dean
Alan J. Dean
Executive Vice President, Chief Financial Officer and Treasurer

Dated: November 1, 2011

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated November 1, 2011.